                                                                      EXHIBIT 8

                                  LAW OFFICES
                                JENNER & BLOCK
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 ONE IBM PLAZA
                            CHICAGO, ILLINOIS 60611

                                (312) 222-8350
                              (312) 527-0484 FAX

                                                              November 12, 1996

Tenneco Inc.
1275 King Street
Greenwich, Connecticut 06831

    Re: FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

Dear Ladies and Gentlemen:

  You have requested our opinion as to certain federal income tax consequences of the Transaction, as such term is defined in the Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by Tenneco Inc. ("Tenneco") under Section 462(b) of the Securities Act of 1933, as amended (the "Act") which incorporates by reference Tenneco's Registration Statement on Form S-3 (File No. 333-14009), for the purpose of registering under the Act up to $55,000,000 of additional Junior Preferred Stock, without par value (the "Additional Junior Preferred Stock"), to be offered in one or more series on a delayed or continuous basis pursuant to Rule 415 under the Act. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Registration Statement.

  In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus and such other documents and representations of representatives of Tenneco as we have deemed necessary or appropriate. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed the transactions related to the Transaction will be consummated as described in the Prospectus.

  In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and other authorities as we have considered relevant. We caution that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions stated herein.

  Based on the foregoing, we are of the opinion that the statements and legal conclusions contained in the Prospectus under the captions "Risk Factors-- Potential Federal Income Tax Liabilities" and "Certain Federal Income Tax Consequences of the Transaction" to the extent that they constitute matters of law or legal conclusions, are correct in all material respects. In addition, we consent to the reference to Jenner & Block in the Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

  Except as expressly set forth in the Prospectus, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Transaction or of any transaction related to the Transaction. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express prior written permission.

                                          Very truly yours,

                                          /s/ Jenner & Block

                                          Jenner & Block